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                                                                  Exhibit (i)(1)



                                                                January 30, 2002



Securities and Exchange Commission
Division of Investment Management
450 Fifth Street, NW
Washington, DC   20549


                      Re: American Independence Funds Trust
                          (Registration No. 333-00447)
Dear Sirs:

                  As counsel to the American Independence Funds Trust (the "Trust"), we have reviewed Post-Effective Amendment No. 22 to the Trust's Registration Statement on Form N-1A (the "Amendment"). The Amendment is being filed pursuant to Rule 485 of the 1933 Act and it is proposed that it will become effective immediately upon filing pursuant to paragraph (b).

                  Based upon our review, we advise you that the Amendment does not include disclosure which we believe would render it ineligible to become effective under paragraph (b) of Rule 485.

                  It is our opinion that the securities being registered will when sold, be legally issued, fully paid and non-assessable. We hereby consent to the filing of this opinion as an exhibit to Post-Effective Amendment No. 22 and consent to the reference to our firm as Counsel in Post-Effective Amendment No. 22 to Registration No. 333-00447.

                                      Very truly yours,



                                      Paul, Weiss, Rifkind, Wharton & Garrison